Exhibit 10.3

SUPPLEMENTAL AGREEMENT AND ACKNOWLEDGEMENT

ARTISTdirect, Inc., a Delaware corporation (the “Company”), acknowledges the foregoing Assignment dated November 8, 2006 (the “Effective Date”) and consents to the assignment and sale of the Notes by the parties identified on Schedule A to the Assignment (collectively, “Assignors”) to The Longview Fund, L.P. (“Longview”).

The Company hereby agrees to reasonably cooperate with Assignors and Longview to fulfill the objective of the Assignment and further recognizes that, following written notice from the Escrow Agent of the full performance by the parties under the terms of that certain Funds Escrow Agreement dated as of the date hereto, Longview shall be deemed as successor to the Assignors as to all rights pertinent to the Notes and interest pursuant to the terms of that certain Securities Purchase Agreement dated July 28, 2005.

The Company and Longview mutually agree that the 9.99% conversion limitation provision contained in Section 3(d) of the Notes held by Assignors shall be amended to provide for a 4.99% conversion limitation.  In accordance with the terms of Section 3(d) of said Notes, such amendment shall be effective on January 1, 2007.

In accordance with Section 3(k) of that certain Registration Rights Agreement dated July 28, 2005, the Company hereby agrees, as soon as reasonably practicable, and following receipt by the Company of the Transfer Opinion referenced in the Assignment, to prepare and file a prospectus supplement to the resale registration statement on Form SB-2, as amended, to replace Assignors with Longview as the “Selling Stockholder” disclosed therein.

The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the Note principal and interest or any other sum that has or may accrue or be payable pursuant to the Notes and interest or the documents delivered together therewith or related thereto.

ARTISTDIRECT, INC.

By:	/s/ Robert N. Weingarten
	Name:	Robert N. Weingarten
	Title:	Chief Financial Officer

THE LONGVIEW FUND, L.P.

By:	/s/ S. Michael Rudolph
	Name:	S. Michael Rudolph
	Title:	CFO – Investment Advisor